Exhibit 1.2

EXECUTION COPY

Pricing Agreement

March 11, 2015

WELLS FARGO SECURITIES, LLC

DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

c/o	Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 11, 2015 (the “Underwriting Agreement”), between the Company on the one hand and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acting for themselves and as representatives of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the

General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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2

If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ James M. Taylor, Jr.
Name:	James M. Taylor, Jr.
Title:	Executive Vice President-Chief Financial Officer and Treasurer

Pricing Agreement Signature Page

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC
DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director Debt Capital Markets Coverage – Corporate

By:	/s/ Lourdes Solis
Name:	Lourdes Solis
Title:	Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Greg Wright
Name:	Greg Wright
Title:	Managing Director Co-Head of Americas Real Estate Investment Banking

For themselves and as Representatives of the Underwriters named in Schedule I to this Pricing Agreement.

Pricing Agreement Signature Page

SCHEDULE I

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$48,000,000
Deutsche Bank Securities Inc.	44,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	44,000,000
Regions Securities LLC	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000
Capital One Securities, Inc.	10,000,000
PNC Capital Markets LLC	10,000,000
TD Securities (USA) LLC	4,000,000

Total	$200,000,000

SCHEDULE II

Title of Designated Securities:

4.50% Notes due 2044 (the “Designated Securities”)

Aggregate principal amount:

$200,000,000

Price to Public:

105.379% of the principal amount of the Designated Securities, plus accrued and unpaid interest from and including November 14, 2014 (the date of issuance of the original $250,000,000 aggregate principal amount of notes) to, but not including the issuance date of the notes offered hereby.

Purchase Price by Underwriters:

104.504% of the principal amount of the Designated Securities

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture, dated as of September 1, 1998, between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank, as Trustee

Maturity:

December 1, 2044

Interest Rate:

4.50% per year

Interest Payment Dates:

June 1 and December 1, beginning on June 1, 2015

Redemption Provisions:

The Designated Securities may be redeemed at any time at the Company’s option, in whole or in part, at redemption prices as described in the Prospectus Supplement

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Applicable Time:

3:35 p.m. (Eastern time) on March 11, 2015 or such other time as agreed by the Company and the Representatives

Time of Delivery:

March 16, 2015

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Debt Capital Markets

Facsimile: (212) 797-2202

With a copy to General Counsel

Facsimile: (212) 797-4561

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attn: High Grade Transaction Management / Legal

Facsimile: (646) 855-5958